Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Arcadia Resources, Inc. and Subsidiaries
Indianapolis, Indiana
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140227, 333-145705, and 333-145706) and Form S-8 (No. 333-137805) of Arcadia Resources, Inc. of our report dated July 14, 2009, relating to the consolidated financial statements and financial statement schedules which appear in this Form 10-K.
/s/ BDO Seidman, LLP
Troy, Michigan

July 14, 2009